 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 13, 2025

The Estée Lauder Companies Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York		10153
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code
212-572-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	EL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Estée Lauder Companies Inc. (the "Company") held its Annual Meeting of Stockholders on November 13, 2025. Each share of the Company’s Class A Common Stock was entitled to one vote per share, and each share of the Company’s Class B Common Stock was entitled to ten votes per share. The matters voted upon and the results of the combined votes of Class A Common Stock and Class B Common Stock are set forth below.

Proposal One: Election of Directors.

Stockholders elected William P. Lauder; Annabelle Yu Long; Dana Strong, CBE; Jennifer Tejada; and Richard F. Zannino as Class II directors to hold office for a term of three years until the 2028 Annual Meeting and until his or her successor is duly elected and qualified; and Eric L. Zinterhofer as a Class I director to hold office for a term of two years until the 2027 Annual Meeting and until his successor is duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
William P. Lauder	1,366,473,549	77,907,192	15,572,908
Annabelle Yu Long	1,443,316,138	1,064,603	15,572,908
Dana Strong	1,443,584,007	796,734	15,572,908
Jennifer Tejada	1,372,975,890	71,404,851	15,572,908
Richard F. Zannino	1,430,185,449	14,195,292	15,572,908
Eric L. Zinterhofer	1,380,052,495	64,328,246	15,572,908

The continuing Class I Directors are Paul J. Fribourg, Jennifer Hyman, Arturo Nuñez, and Barry S. Sternlicht. The continuing Class III Directors are Charlene Barshefsky, Stéphane de La Faverie, Gary M. Lauder, and Jane Lauder.

Proposal Two: Ratification of Appointment of Independent Auditors.

Stockholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 30, 2026.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,459,584,433	218,869	150,347	—
Proposal Three: Advisory Vote to Approve Executive Compensation.

Stockholders approved a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,314,884,277	129,353,712	142,752	15,572,908

Proposal Four: Approval of Amendments to the Restated Certificate of Incorporation to eliminate the monetary liability of certain officers as permitted by Delaware law and to make certain miscellaneous changes to Article IV thereof.

Stockholders approved a resolution approving amendments to the Restated Certificate of Incorporation to eliminate the monetary liability of certain officers as permitted by Delaware law and to make certain miscellaneous changes to Article IV thereof.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,363,859,732	80,380,713	140,296	15,572,908

Proposal Five: Approval of Amendments to the Restated Certificate of Incorporation to make certain miscellaneous changes to Articles V and VI thereof.

Stockholders approved a resolution approving amendments to the Restated Certificate of Incorporation to make certain miscellaneous changes to Articles V and VI thereof.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,459,199,697	438,804	315,148	—

Item 8.01 Other Events.

The amendments approved by the Company’s stockholders (proposals four and five above) are reflected in the Restated Certificate of Incorporation, a copy of which is Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. See Exhibit Index below, incorporated herein by reference.

Exhibit Index

Exhibit No.	Description

3.1	Restated Certificate of Incorporation, dated November 13, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTÉE LAUDER COMPANIES INC.

Date:	November 18, 2025	By:	/s/ Spencer G. Smul
Spencer G. Smul
Senior Vice President, Deputy General Counsel and Secretary

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